UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 17, 2012

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2012, the Human Resources Committee (the "Human Resources Committee") of the Board of Directors of ConAgra Foods, Inc. (the "Company") promoted Robert G. Wise, age 43, to the position of Vice President and Corporate Controller, and designated him as an executive officer and Principal Accounting Officer of the Company, effective January 17, 2012. Mr. Wise assumes the role of Corporate Controller and Principal Accounting Officer from Patrick D. Linehan, who successfully held the role since January 2009. Mr. Linehan is remaining with the Company, and taking a new, senior role on the Company’s finance team, providing support to the Consumer Foods segment. Mr. Wise joined the Company in March 2003 and has held various positions of increasing responsibility with the Company, including Director, Financial Reporting, and most recently served as Vice President, Assistant Corporate Controller since March 2006. Prior to joining the Company, Mr. Wise served in various roles at KPMG LLP.

On January 17, 2012, the Human Resources Committee approved for Mr. Wise (i) an annual base salary increase to $275,000, effective January 23, 2012, reflecting the increase in his responsibilities; (ii) an increase in his targeted incentive under the Company’s fiscal year 2012 management incentive plan to 55% of his base salary, effective January 23, 2012; (iii) an award of 5,000 restricted stock units, which fully vest on January 17, 2015; and (iv) a change in control agreement with the Company to provide in the event of his termination under certain circumstances following a change in control of the Company, a severance benefit of one times base salary and annual bonus and other benefits as described in the Company’s proxy statement for its September 2011 annual meeting of stockholders. The Human Resources Committee will determine the amount payable as an award under the fiscal year 2012 management incentive plan following the end of fiscal year 2012. The Company previously filed the form of Change of Control Agreement with the Securities and Exchange Commission as Exhibit 10.1 to its Quarterly Report on Form 10-Q for the quarterly period ended November 27, 2011.

There is no arrangement or understanding between Mr. Wise and any other person pursuant to which Mr. Wise was appointed as an executive officer of the Company. There are no transactions in which Mr. Wise has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

January 23, 2012	By:	/s/ Colleen Batcheler

Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary